UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 17, 2015
PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri	63101-1826
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (314) 342-3400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Peabody Energy Corporation (“Peabody”) continues to address the challenges of the current environment with a continued focus on the operational, organizational, portfolio and financial areas of the business. Within the financial area, Peabody has dual financial objectives of optimizing liquidity and deleveraging. The company continues to evaluate ways to balance these objectives, including potential debt exchanges and buybacks. In connection with this evaluation, Peabody has entered into non-disclosure agreements with certain holders of its outstanding indebtedness concerning potential interests in issuing new debt instruments (the “Transaction Discussions”). Pursuant to the non-disclosure agreements, Peabody has agreed to publicly disclose certain confidential information related to the Transaction Discussions. The Transaction Discussions involved Peabody’s potential interest in raising $150 million in debt financing secured by certain of its Australian assets and a $250 million secured letter of credit facility through subsidiaries that do not guarantee Peabody’s debt. No agreement has been reached in connection with the Transaction Discussions.
The Transaction Discussions also included disclosure of ongoing discussions with certain holders of its 6.00% Senior Notes due 2018 (the “2018 Notes”) regarding potential instruments and related structures that could be used to effect exchanges for other securities of Peabody and/or or its subsidiaries.
Peabody expects to continue to have discussions with holders of our outstanding indebtedness. The company’s primary objectives in these discussions is to optimize liquidity, reduce leverage, lower interest expense and extend maturities while taking into account considerations such as timing, tax impact and other factors.
The information set forth in this Item 7.01 of this Current Report on Form 8-K is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of Peabody’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION
December 17, 2015	By:	/s/
		Name:	A. Verona Dorch
		Title:	Executive Vice President, Chief Legal Officer, Government Affairs and Corporate Secretary